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                                                                [Exhibit 3.1]

                        AIR PRODUCTS AND CHEMICALS, INC.



                                     BY-LAWS

                                   AS AMENDED



                                    ARTICLE I

                             MEETINGS OF STOCKHOLDER

         SECTION 1. Annual Meetings. (a) The annual meeting of the stockholders of Air Products and Chemicals, Inc. (hereinafter called the Corporation) for the election of directors and for the transaction of any other business as may be properly brought before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors (hereinafter called the Board) shall each year fix, which date shall be within thirteen months subsequent to the last annual meeting of stockholders.

         (b) To be properly brought before an annual meeting, business must be
(i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by
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personal delivery or by United States mail, postage prepaid, to the Secretary, not more than 120 days or less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the stockholder proposing such business,
(iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) any material interest of the stockholder in such business, and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. No business shall be conducted at an annual meeting of stockholders except in accordance with this Section 1(b), and the chairman of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (v) of the preceding sentence.

         The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in

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a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

         SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes prescribed in the notice of the meeting, may be called at any time by the Chairman of the Board or a majority of the whole Board and shall be held at such place, on such date, and at such time as shall be designated in the notice thereof.

         SECTION 3. Notice of Meetings. Each stockholder of record shall be given written notice of each meeting of stockholders, which notice shall state the place, date, and time of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, the written notice of any meeting shall be given not less than ten or more than fifty days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice may be given when deposited in the United States mail, postage prepaid, addressed to the stockholder.

         When a meeting of stockholders is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty

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days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 4. Stock List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town, or village where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and be subject to the inspection of any stockholder who may be present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         SECTION 5. Quorum. The holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes at all meetings of the stockholders for the transaction of business unless and except that the presence of a larger number may

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be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present in person or represented by proxy, shall have power to adjourn the meeting to another place, date, or time.

         At any adjourned meeting any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 6. Organization. Such person as the Board may have designated or, in the absence of such a person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

         SECTION 7. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

         SECTION 8. Voting and Proxies. The vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before a meeting of the stockholders unless the question is one which by requirement of law a different vote is required. Subject to the provisions

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of the Certificate of Incorporation, at every meeting of the stockholders each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or the holder of a proxy of such person, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

         SECTION 9. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of

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capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.



                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

         SECTION 2. Number. The number of directors which shall constitute the whole Board shall be fixed from time to time by a vote of the majority of the whole Board. (The term "whole Board" as used in these By-Laws shall mean the number of positions on the Board regardless of the number of directors then in office.)

         Nominations of persons for election as directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice

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of nomination provided for in this Section 2 and who is entitled to vote for the election of directors. Any stockholder of record entitled to vote for the election of directors may nominate a person or persons for election as directors only if written notice of such stockholder's intent to make such nomination is given in accordance with the procedures for bringing business before the meeting set forth in Article I, Section 1(b) of these By-laws, either by personal delivery or by United States mail, postage prepaid, to the Secretary, (i) with respect to an election to be held at an annual meeting of stockholders, not more than 120 days or less than 90 days in advance of the anniversary date of the immediately preceding annual meeting and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or

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intended to be nominated, by the Board; (e) the consent of each nominee to serve as a director if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The chairman of any meeting of stockholders to elect directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder's nominee(s) without such stockholder having made the representation required by clause (f) of the preceding sentence.

         SECTION 3. Resignation. Any director may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it is to become effective shall not be specified therein, then it shall take effect when received.

                              MEETINGS OF THE BOARD

         SECTION 4. Annual Meetings. The first meeting of the Board including the newly elected class of directors following the annual meeting of stockholders shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting or it may be held immediately following the annual meeting of stockholders and at the same place and no further notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting or in the event such meeting is not held immediately following and at the same place of the annual meeting of stockholders,

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the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the directors.

         SECTION 5. Regular Meetings. Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. A further notice of each regular meeting shall not be required.

         SECTION 6. Special Meetings. Special meetings of the Board may be called by one-third of the directors then in office or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by providing written notice not less than four hours before the scheduled time of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         SECTION 7. Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

         SECTION 8. Quorum. At all meetings of the Board one-third (1/3) of the total number of the whole Board, but not less than two (2), shall constitute a quorum for the transaction of business and the act of a majority of the directors

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present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise provided herein or be required by law. If a quorum shall not be present at any meeting of the Board, the directors present there at may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 9. Organization and Order of Business. At each meeting of the Board, the Chairman of the Board shall act as Chairman of and preside at the meeting. In his absence any director chosen by majority of the directors present shall act as chairman of and preside at the meeting. The Secretary or, if he shall be absent from such meeting, any person (who shall be an Assistant Secretary if an Assistant Secretary shall be present) whom the Chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting shall be determined by the chairman of such meeting.

         SECTION 10. Director Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                             COMMITTEES OF DIRECTORS

         SECTION 11. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees (including, but not limited to, an Executive Committee), each committee to consist

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of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise all of the delegate powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

         SECTION 12. Executive Committee. There shall be an Executive Committee, one member of which shall be the Chairman of the Board, which during the intervals between meetings of the Board shall have all the delegable powers and duties of the Board, except with respect to matters delegated to another committee and except as shall have been otherwise provided by the Board. All action taken by the Executive Committee since the last meeting of the Board shall be reported to the Board at its next meeting.

         SECTION 13. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members, but not less than two, shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

         SECTION 14. Emergency Management Committee. If as a result of a catastrophe or other emergency conditions a quorum of any committee of the Board having power to act in the premises cannot readily be convened, then all the powers and duties of the Board shall automatically vest and continue, until a quorum of the

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Board can be convened, in the Emergency Management Committee, which shall consist of all readily available members of the Board any two of whose members shall constitute a quorum. The Emergency Management Committee shall call a meeting of the Board as soon as circumstances permit for the purpose of filling any vacancies on the Board and its committees and taking such other action as may be appropriate.

                            COMPENSATION OF DIRECTORS

         SECTION 15. Compensation. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board, of special and standing committees thereof and in connection with other business of the Corporation, and may be paid for their services as directors and as members of such committees as may be determined by resolutions adopted by the Board from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                                     NOTICES

         SECTION 1. Notices. Whenever notice is required to be given to any stockholder (other than under Article I, Section 3), director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by regular or expedited United States mail, recognized courier service for overnight delivery, telegram, cable, telex, or

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telecopier, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

         SECTION 2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. Election and Term of Office. The officers of the Corporation shall include the Chairman of the Board, the Vice Chairman of the Board, the President, one or more Executive Vice Presidents, one or more Group Vice Presidents, one or more Vice Presidents, the General Counsel, the Secretary, the Treasurer, and the Controller; provided, however, that any one or more of the foregoing offices may remain vacant from time to time, except as otherwise required by law. Any number of offices may be held by the same person. Such officers shall be elected by the Board, each to hold office until the next annual meeting of the Board and until his successor is elected or until his earlier death or retirement or until he shall have resigned or been removed in the manner hereinafter provided.

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The Chairman of the Board, the Vice Chairman of the Board, and the President
shall be elected from among the directors.

         SECTION 2. Other Officers of Agents. The Board may from time to time appoint such other officers or agents (including one or more Presidents, Executive Vice Presidents and Vice Presidents of operating divisions of the Corporation, and one or more Assistant Vice Presidents, Associate or Assistant General Counsels, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers of the Corporation), all as the Board shall deem appropriate for the conduct of the business of the Corporation, or the Board may delegate to the chief executive officer the power to appoint such other officers or agents, to hold office for such terms and who shall have such authority and perform such duties as the appointing authority shall from time to time prescribe.

         SECTION 3. Resignation, Removal, and Vacancies. Any officer or agent may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the Vice Chairman of the Board, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when received.

         An officer or agent elected or appointed in the manner herein provided may be removed, either with or without cause, at any time by the Board or the appointing authority.

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         Any vacancy in any office, whether caused by death, resignation, removal, or any other cause, may be filled for the unexpired portion of the term in the same manner as prescribed for election or appointment to such office.

         SECTION 4. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the provisions of these By-Laws and to the direction of the Board, he shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall have such other powers and perform such other duties as are incident to his office or as may be properly required of him by the Board. He may sign, execute, and deliver in the name of the Corporation, certificates for shares of the capital stock of the Corporation any deeds, mortgages, bonds, contracts, or other instruments which the Board shall have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. He may delegate his powers to the Vice Chairman or the President of the Corporation. He may from time to time appoint, remove, or change members of and discharge one or more advisory committees, each of which shall consist of such number of persons (who may, but need not, be directors or officers of the Corporation), and have such advisory duties as he shall determine.

         SECTION 5. Vice Chairman of the Board. The Vice Chairman of the Board shall be the chief administrative officer of the Corporation and, as such, shall be responsible for the principal staff functions of the Corporation and shall assist the

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Chairman of the Board in the discharge of the duties of that office. He shall perform such other duties as shall be assigned to him by the Chairman of the Board and have such other powers as may be prescribed from time to time by the Board.

         SECTION 6. President. The President shall be the chief operating officer of the Corporation and, as such, shall be responsible for the principal line operating functions of the Corporation and shall assist the Chairman of the Board in the discharge of the duties of that office. He shall perform such other duties as shall be assigned to him by the Chairman of the Board and have such other powers as may be prescribed from time to time by the Board.

         SECTION 7. Executive Vice Presidents and Vice Presidents. The Executive Vice Presidents and the Vice Presidents shall perform such duties as from time to time shall be assigned by the chief executive officer and have such powers as may be prescribed from time to time by the Board.

         SECTION 8. General Counsel. The General Counsel shall be the chief legal officer of the Corporation and the head of its legal department. He shall, in general, perform the duties incident to the office of General Counsel and all such other duties as from time to time may be assigned to him by the chief executive officer or the chief administrative officer. In case one or more Associate or Assistant General Counsels shall be appointed, the General Counsel may delegate to them authority to perform such of his duties as he may determine.

         SECTION 9. Secretary. The Secretary shall keep records of all of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall

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give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform all the duties incident to the office of Secretary and all such other duties as may be assigned to him by the chief executive officer or the chief administrative officer. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by his signature. In case one or more Assistant Secretaries shall be appointed, the Secretary may delegate to them authority to perform such of his duties as he may determine.

         SECTION 10. Treasurer. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep regular accounts of receipts and disbursements. He shall deposit all moneys and other valuable effects belonging to the Corporation in accounts established in such depositories as may be designated by the Corporation pursuant to authority granted by the Board. He shall make such disbursement of the funds of the Corporation as are proper and shall render to the Chairman of the Board and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to him by the chief executive officer or the chief administrative officer. In case one or more

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Assistant Treasurers shall be appointed, the Treasurer may delegate to them authority to perform such of his duties as he may determine.

         SECTION 11. Controller. The Controller shall be the chief accounting officer of the Corporation and shall maintain and audit the Corporation's financial records, prepare financial statements and reports, supervise and enforce accounting practices, and shall perform all the duties incident to the office of Controller and all such other duties as may be assigned to him by the chief executive officer or the chief administrative officer. In case one or more Assistant Controllers shall be appointed, the Controller may delegate to them authority to perform such of his duties as he may determine.

                                    ARTICLE V

                             DELEGATION OF AUTHORITY

         SECTION 1. Execution of Documents. The Board shall designate the officers, employees, and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts, and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees, and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees, or agents of the Corporation. Such designation may be by resolution or otherwise, and the authority granted may be general or confirmed to specific instances, all as the Board may determine.

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         SECTION 2. Proxies in Respect of Stock or Other Securities of Other
Corporations. The Board shall designate the officers of the Corporation who shall have authority to appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock securities or interests; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney, or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.

                                   ARTICLE VI

                                      STOCK

         SECTION 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, Vice Chairman of the Board, President, or a Vice President and the Treasurer and/or Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee or (2) by a registrar other than the

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Corporation or its employee, any other signature on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, before such certificate has been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature has been used thereon had not ceased to be such officer, transfer agent, or registrar.

         SECTION 2. Lost, Stolen, or Destroyed Certificates. In the event of loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         SECTION 3. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 2 of Article VI of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         SECTION 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or

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
to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion, or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

         SECTION 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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
                                   ARTICLE VII

                                GENERAL PROVISION

         SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions, if any, of the Certificate of Incorporation, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 2. Reliance Upon Books, Reports, and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         SECTION 3. Annual Statement. The Board shall present at each annual meeting a full and clear statement of the business and condition of the Corporation.

         SECTION 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

         SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

         SECTION 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 1. Amendments. These By-Laws may be altered or repealed by the vote of a majority of the whole Board, subject to the power of the stockholders to alter or repeal any By-Law made by the Board.

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